Exhibit 99.2

CafePress Exceeds EPS Consensus Results for the First Quarter 2012

Company Corrects News Services’ Erroneous Reporting Regarding Consensus Estimates

LOUISVILLE, Ky., May 8, 2012 (GLOBE NEWSWIRE) — CafePress Inc. (Nasdaq:PRSS), The World’s Customization EngineTM, noted that its first quarter EPS results were above analysts’ expectations for the period.

CafePress reported a GAAP net loss per basic and diluted share of ($0.06), compared to analysts’ consensus of a loss of ($0.09) per share. After CafePress reported its first quarter results, several news services reported consensus EPS results and guidance that were incorrect. A table reiterating the correct information is below.

	GAAP EPS
	Actual Q1 2012	Guidance Q2 2012	Guidance FY 2012
Analyst Consensus	$(0.09)	$0.01	$0.37
Company reported/guidance	$(0.06)	$(0.01) to $0.02	$0.40 - $0.48
News Services (incorrectly reported)	$(0.05)	$0.07	$0.53

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for both the second quarter 2012 and the full year 2012. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s filings which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

About CafePress (PRSS):

CafePress is The World’s Customization EngineTM. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. Today, CafePress’ portfolio of e-commerce websites include CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, and LogoSportswear.com.

The CafePress logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12183

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